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                                                                    EXHIBIT 99.2


           ANC RENTAL CORPORATION EXITS INSURANCE-REPLACEMENT BUSINESS


OCTOBER 9, 2002. FT LAUDERDALE, FL. - In a move that will allow it to focus more sharply on serving core customers in leisure and business travel at the nation's airports, and focus valuable resources to that end, ANC Rental Corporation announced today that it will exit its participation in the insurance replacement market.

 "This move will allow us to focus our energy and resources on our core airport business with our Alamo and National brands," stated William Plamondon, Chief Executive Officer.

ANC Rental Corporation, headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.2 billion. ANC Rental Corporation, the parent company of Alamo and National, has more than 3,000 locations in 69 countries. Its more than 17,000 global associates serve customers worldwide with an average daily fleet of more than 275,000 automobiles.

CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTION, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10-K AND OTHER SEC FILINGS.


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